                                                                    EXHIBIT 23.6



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement of our report, dated January 17, 1997, relating to the consolidated financial statements of Puget Sound Bancorp, Inc. and Subsidiary, and to the reference to our firm under the caption "EXPERTS" in the Proxy Statement/Prospectus.

Tacoma, Washington
October 30, 1997



/s/ Knight, Vale & Gregory, Inc. P.S.